APPENDIX A

                                                AMENDED AND RESTATED

                                            CERTIFICATE OF INCORPORATION

                                                         OF

                                                  INNOVO GROUP INC.

It is hereby certified that:

1.  (a)      The present name of the corporation is Innovo Group Inc. (the
"Corporation").

   (b) The name under the Corporation was originally incorporated is Elorac Corporation and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is December 18, 1987.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles First, Fourth, Sixth, Seventh, Eighth, Ninth and Tenth thereof and by substituting in lieu thereof new Articles First, Fourth, Sixth, Seventh, Eighth, Ninth and Tenth, which are set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

3. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Innovo Group Inc. without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as previously amended and supplemented and the provisions of the said single instrument hereinafter set forth.

4. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted in writing by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware. Prompt written notice of the adoption of the amendments and of the restatement of the Certificate of Incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the state of Delaware.

5. The Certificate of Incorporation of the Corporation, as amended and restated and restated herein, shall read as follows:


FIRST:            The name of the corporation is INNOVO GROUP INC. (the
"Corporation").

SECOND:           The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Lockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

THIRD:            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:           The maximum number of shares, comprising the total authorized capital stock of the corporation that the Corporation shall have authority to issue is:

        (a) Ninety million (90,000,000) of Common Stock, par value $.01 per share, all such hares having unlimited voting rights as a class with each share entitled to one (1) vote per share, and such class of shares being entitled to receive the remaining net assets of the Corporation upon dissolution subject to the rights of holders of any Preferred Stock having a liquidation preference over the Common Stock which may be issued; and

        (b) Ten million (10,000,000) shares of Preferred Stock, which shares shall be entitled to such preferences in the distribution of dividends and assets, and shall be divided by the Board of Directors of the Corporation into such series, as determined by the Board of Directors of the Corporation, with full authority in the Board of Directors to determine the relative voting powers, designations, rights and preferences or any other matter that lawfully may be determined by the Board of Directors with respect to the shares of any such series.


FIFTH:            The Corporation is to have perpetual existence.

SIXTH:            Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH:          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

       (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need by written ballot.

       (b) The power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation, provided, however, that the Board of Directors may not amend the Bylaws to take any action that is reserved exclusively by the Shareholders pursuant to the Delaware General Corporation Law.

       (c) Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall be entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease (but not below the number of shares thereof outstanding) in the number of authorized shares of said class.

EIGHTH:           The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of the subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH:            (a)     The Corporation shall, in the manner and to the full
extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any officer or director (or the estate of any such person) who was or is a party to, or is threatened, to be made a party to, any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; (2) in the event the board of directors determines that indemnification is not available under the circumstances because the officer or director has not met the standard of conduct set forth in Section 145 of the Delaware General Corporation Law; or (3) if a judgment or other final adjudication adverse to the indemnitee establishes his liability (i) for any breach of the duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 174 of the Delaware General Corporation Law.

   (b) The right to indemnification conferred in Section (a) of this Article NINTH shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, and advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section (b) or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections (a) and (b) of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

    (c) The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any indemnitee may have or hereafter acquire under any statute, the Corporation's Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee's official capacity and as to action in another capacity while holding such office.

    (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

TENTH:            No amendment to or repeal of Article EIGHT or NINTH of this
Amended and Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article EIGHT or NINTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

ELEVENTH:         From time to time any of the provisions of this Certificate of
Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by its President and attested by its Secretary, this 4th day of April, 1997.


INNOVO GROUP INC.


By:/s/Patricia Anderson-Lasko
_____________________________
Patricia Anderson-Lasko
President



ATTEST:



/s/Schren L. Head
_________________________
Schren L. Head
Secretary